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                               UGI UTILITIES INC.
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)

                                                   Six
                                                  Months
                                                  Ended            Year Ended September 30,
                                                March 31,  -----------------------------------------
                                                   2005      2004       2003       2002       2001
                                                ---------  --------   --------   --------   --------
EARNINGS:
Earnings before income taxes                    $ 88,539   $ 83,098   $100,212   $ 73,665   $ 79,568
Interest expense                                   9,028     17,698     17,412     16,365     18,724
Amortization of debt discount and expense            120        233        244        287        264
Estimated interest component of rental expense       781      1,477      1,434      1,563      1,541
                                                --------   --------   --------   --------   --------
                                                $ 98,468   $102,506   $119,302   $ 91,880   $100,097
                                                ========   ========   ========   ========   ========
FIXED CHARGES:
Interest expense                                $  9,028   $ 17,698   $ 17,412   $ 16,365   $ 18,724
Amortization of debt discount and expense            120        233        244        287        264
Allowance for funds used during
   construction (capitalized interest)                 3         11          7         19         12
Estimated interest component of rental expense       781      1,477      1,434      1,563      1,541
                                                --------   --------   --------   --------   --------
                                                $  9,932   $ 19,419   $ 19,097   $ 18,234   $ 20,541
                                                ========   ========   ========   ========   ========

Ratio of earnings to fixed charges                  9.91       5.28       6.25       5.04       4.87
                                                ========   ========   ========   ========   ========
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